Exhibit 99.1

SECOND AMENDMENT

TO

ARRANGEMENT AGREEMENT AND PLAN OF ARRANGEMENT

This amendment (this “Amendment”), dated April 29, 2021, to the Arrangement Agreement dated January 14, 2021, as amended on April 1, 2021 (the “Arrangement Agreement”) and to the plan of arrangement set out in Schedule A of the Arrangement Agreement (as amended, the “Plan of Arrangement”), is by and among Atlantic Power Corporation, a corporation existing under the laws of the Province of British Columbia (the “Company”), Atlantic Power Preferred Equity Ltd., a corporation continued under the laws of the Province of British Columbia, Atlantic Power Limited Partnership, a limited partnership existing under the laws of the Province of Ontario, Tidal Power Holdings Limited, a private limited company existing under the laws of the United Kingdom and Tidal Power Aggregator, L.P., a limited partnership existing under the laws of the Cayman Islands.

RECITALS:

A.	The parties hereto have entered into the Arrangement Agreement;

B.	The parties hereto have mutually agreed to cancel the Debentureholder Meeting (as defined in the Arrangement Agreement) and to not proceed with the Company Debenture Transaction as contemplated in the Arrangement Agreement;

C.	The Company intends to defease all outstanding Company Debentures (as defined in the Arrangement Agreement), to the extent not voluntarily converted prior to the Conversion Deadline (as defined in this Amendment), with such defeasance to be effective as of immediately prior to the Effective Time, in accordance with the terms and conditions of the Company Debenture Indenture (as defined in the Arrangement Agreement);

D.	The parties hereto desire to amend certain provisions of the Arrangement Agreement, as permitted by Section 8.1 of the Arrangement Agreement, in order to provide for mutual covenants in connection with the defeasance of the Company Debentures, to clarify the mechanics surrounding the payment of the amounts required to effect such defeasance, and to effect a waiver of certain condition precedents in the Arrangement Agreement relating to the approval of the Company Debenture Transaction (as defined in the Arrangement Agreement); and

E.	The parties hereto intend that, subject to the completion of the Arrangement, any Common Shares (as defined in the Arrangement Agreement) issued upon any voluntary conversion of Company Debentures duly submitted during the period commencing on the tenth trading day (as defined in the Company Debenture Indenture) prior to the Effective Date and ending at the Conversion Deadline will be treated as outstanding Common Shares as at the Effective Time for purposes of the Arrangement, provided that conversions effected prior to the Conversion Deadline shall, with respect to the Make Whole Premium (as defined in the Arrangement Agreement), be conditional upon the occurrence of the Effective Date and that no payment will be made with respect to the additional Common Shares issuable in connection with the Make Whole Premium until after the Effective Date as contemplated in the Company Debenture Indenture.

NOW THEREFORE THIS AMENDMENT WITNESSES THAT in consideration of the covenants and agreements contained in this Amendment and other good and valuable consideration (the receipt and sufficiency of which are acknowledged), the parties to this Amendment covenant and agree as follows:

1.	Defined Terms.

Terms used in this Amendment and not defined shall have the meanings ascribed to such terms in the Arrangement Agreement.

2.	Definitions.

Section 1.1 of the Arrangement Agreement is amended by adding the following definitions:

“Company Debentures Defeasance” has the meaning ascribed thereto in Section 4.16(1);

“Company Debentures Trustee” means Computershare Trust Company of Canada, in its capacity as trustee under the Company Debenture Indenture;

“Conversion Deadline” means 4:00 p.m. (Toronto time) on the third Business Day preceding the Effective Date;

“Notice to Debentureholders” has the meaning ascribed thereto in Section 4.16(3);

“Trading Day” has the same meaning as “trading day”, as defined in the Company Debenture Indenture;

3.	Payment of Consideration.

Section 2.11 of the Arrangement Agreement is amended by replacing the text of Section 2.11 with the following:

The Purchasers shall, immediately prior to the Effective Time, provide

(a)	the Depositary for the Common Shares and Preferred Shares with sufficient funds to be held in escrow (the terms and conditions of such escrow to be satisfactory to the Parties, each acting reasonably) to satisfy the aggregate Consideration for the Common Shares (including, for greater certainty, any Common Shares issued to Company Debentureholders upon voluntary conversion of Company Debentures during the period commencing on the tenth Trading Day prior to the Effective Date and ending at the Conversion Deadline), the aggregate Preferred Share Consideration for the Preferred Shareholders and any other amounts payable by the Purchasers under the Plan of Arrangement that are to be provided to such Depositary (including the amounts payable to holders of the DSUs, unless the Company and the Purchasers otherwise agree that such amounts be paid to the Company rather than the Depositary for the Common Shares and Preferred Shares);

(b)	the Depositary for the APLP MTNs with sufficient funds to satisfy the aggregate Noteholder Consideration for the APLP MTNs (other than the aggregate amount of any consent solicitation fees payable in connection with MTNs Transaction, as described in Schedule F);

(c)	the MTN Paying Agent with sufficient funds to satisfy the aggregate amount of any consent solicitation fees payable in connection with MTNs Transaction (as described in Schedule F); and

(d)	the Company Debentures Trustee with funds equal to the aggregate amount, in Canadian dollars, required to be remitted to the Company Debentures Trustee to effect the defeasance of Company Debentures that remain outstanding as at immediately after the Conversion Deadline in accordance with Section 9.5 of the Company Debentures Indenture, as contemplated in Section 4.16 of this Agreement.

4.	Defeasance of Company Debentures

Article 4 of the Arrangement Agreement is amended by adding a new Section 4.16 as follows:

Section 4.16	Defeasance of Company Debentures

(1)	Immediately prior to the Effective Time, the Company shall defease all of its obligations under the Company Debenture Indenture in accordance with the provisions of the Company Debenture Indenture, including Section 9.5 of the Company Debenture Indenture, and on terms satisfactory to Company and the Purchasers, acting reasonably, including without limiting the foregoing, subject to the Purchasers complying with their obligations under Section 2.11, making any payments or taking any necessary provisions or undertakings to the satisfaction of the Company Debentures Trustee for the payment of all amounts payable with respect to the defeasance of the Company Debentures (including all applicable expenses of the Company Debentures Trustee in connection therewith) (the “Company Debentures Defeasance”).

(2)	Each of the Company and the Purchasers shall proceed diligently as soon as reasonably practicable following the execution and delivery of this Agreement, in a coordinated fashion, and cooperate in the preparation and negotiation of any documentation required in connection with the Company Debentures Defeasance, and the Company will provide the Purchasers with a reasonable opportunity to review and comment on such documentation.

(3)	No later than the end of the day on April 29, 2021, the Company shall publicly file and deliver to CDS, as the sole registered holder of Company Debentures, a notice in respect of the Company Debentures Defeasance in the form mutually agreed upon by the Company and the Purchasers (the “Notice to Debentureholders”).

(4)	The Parties shall cooperate to facilitate the voluntary conversion of Company Debentures into Common Shares by Company Debentureholders that have exercised such voluntary conversion rights (i) during the period commencing on the tenth Trading Day prior to the Effective Date and ending at the Conversion Deadline, and (ii) after the Conversion Deadline and during the 30-day period following the Effective Date; in each case, in accordance with the terms of the Company Debenture Indenture and as described in the Notice to Debentureholders.

(5)	The Purchasers irrevocably acknowledge and agree that the implementation of the Company Debentures Defeasance in accordance with the terms and conditions of this Amendment (and all matters related thereto) shall not be considered in determining whether a representation, warranty or covenant of the Company or any of its Subsidiaries hereunder has been breached.

5.	Waiver of Certain Conditions Precedent and Termination Rights related to the Company Debenture Transaction

The Parties hereby mutually and irrevocably agree to waive the condition precedent, representations and warranties, covenants and agreements in the Arrangement Agreement related to the Company Debentures Transactions, and, without limiting the generality of the foregoing, agree to the following amendments to the Arrangement:

(a)	Section 2.5 of the Arrangement Agreement is amended by deleting the text of Section 2.5(v) in its entirety;

(b)	Section 2.6(1) of the Arrangement Agreement is amended by deleting the text of Section 2.6(1)(iv) in its entirety;

(c)	Section 2.7 of the Arrangement Agreement is amended by deleting the text of Section 2.7(iv) in its entirety;

(d)	Section 6.1 of the Arrangement Agreement is amended by deleting the text of Section 6.1(3) in its entirety; and

(e)	Section 7.2(b)(i) of the Arrangement Agreement is amended by replacing the text of Section 7.2(b)(i) with the following:

(A) the Required Approvals are not obtained at the Company Meetings in accordance with the Interim Order, and/or (B) neither the MTN Noteholder Consent nor the approval of the MTN Noteholder Resolution at the MTNs Meeting, as applicable, is obtained, provided that a Party may not terminate this Agreement pursuant to this Section 7.2(1)(b)(i) if the failure to obtain the Required Approvals, the MTN Noteholder Consent or the approval of the MTN Noteholder Resolution has been caused by, or is a result of, a breach by such Party of any of its representations or warranties or the failure of such Party to perform any of its covenants or agreements under this Agreement;

6.	References.

Each reference in the Arrangement Agreement to “this Agreement,” “hereof,” “herein,” “hereto,” “hereunder,” “hereby” or words of like import referring to the Arrangement Agreement shall mean and be a reference to the Arrangement Agreement as amended by this Amendment. All references in the Arrangement Agreement or the Company Disclosure Letter to “the date hereof” or “the date of this Agreement” shall refer to January 14, 2021.

7.	Effect of Amendment.

This Amendment shall not constitute an amendment or waiver of any provision of the Arrangement Agreement not expressly amended and or waived herein and shall not be construed as an amendment, waiver or consent to any action that would require an amendment, waiver or consent except as expressly stated herein. The Arrangement Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is in all respects ratified and confirmed hereby.

8.	Counterparts, Execution.

This Amendment may be executed, including by electronic signature, in any number of counterparts (including counterparts by facsimile or any other form of electronic communication) and all such counterparts taken together shall be deemed to constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Amendment, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.

9.	Governing Law.

This Amendment will be governed by and interpreted and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

10.	General Provisions.

The provisions of Article 8 (other than Section 8.2) of the Arrangement Agreement shall apply mutatis mutandis to this Amendment, and to the Arrangement Agreement as amended by this Amendment, taken together as a single agreement, reflecting the terms as modified hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF the Parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

ATLANTIC POWER CORPORATION

By:	/s/ Terrence Ronan
Terrence Ronan Authorized Signing Officer

ATLANTIC POWER PREFERRED EQUITY LTD.

By:	/s/ Terrence Ronan
Terrence Ronan Authorized Signing Officer

ATLANTIC POWER LIMITED PARTNERSHIP, acting through its general partner, ATLANTIC POWER GP INC.

By:	/s/ Terrence Ronan
Terrence Ronan Authorized Signing Officer

TIDAL POWER HOLDINGS LIMITED

By:	/s/ Dominic Spiri
Authorized Signing Officer

TIDAL POWER AGGREGATOR, L.P., acting through its general partner, ISQ Global Fund II GP, LLC

By:	/s/ Thomas Lefebvre
Authorized Signing Officer